                      OPPENHEIMER U.S. GOVERNMENT TRUST

                                   BY-LAWS
                  (Amended and Restated as of June 16, 2005)

                                  ARTICLE I

                                 SHAREHOLDERS

      Section 1. Place of Meeting.  All meetings of the Shareholders  shall be held at the  principal  office of the Trust or at such other place as may from time to time be  designated  by the Board of Trustees and stated in the notice of  meeting.  Any terms  used  herein  shall have the  meaning  defined in the
Amended and Restated Declaration of Trust, as amended from time to time.

      Section  2.  Shareholder  Meetings.  Meetings  of  Shareholders  for any
purposes or purposes  may be called by the  Chairman of the Board of Trustees, if any, or by the  President  or by the Board of Trustees  and shall be called
by  the  Secretary   upon  receipt  of  the  request  in  writing   signed  by
Shareholders  holding  not less than one third in amount of the entire  number of Shares issued and  outstanding  and entitled to vote thereat.  Such request shall  state the purpose or purposes of the  proposed  meeting.  In  addition, meetings of the  Shareholders  shall be called by the Board of  Trustees  upon receipt of the request in writing  signed by  Shareholders  that have,  for at least  six  months  prior to  making  such  requests,  held not less  than ten percent in amount of the entire  number of Shares issued and  outstanding  and entitled to vote thereat,  stating the purpose of the proposed  meeting is the removal of a Trustee.

      Section  3.  Notice of  Meetings  of  Shareholders.  Written  or printed notice of every  meeting of  Shareholders,  stating the time and place thereof
(and the  general  nature of the  business  proposed to be  transacted  at any special  or  extraordinary  meeting),  shall  be  given  to  each  Shareholder entitled to vote at such meeting by leaving the same with each  Shareholder at the  Shareholder's  residence  or usual  place of  business  or by mailing it, postage prepaid and addressed to the Shareholder's  address as it appears upon the books of the Fund. In lieu  thereof,  such notice also may be delivered by such other means, for example  electronic  delivery,  to the extent consistent with applicable laws.

      No notice of the time,  place or purpose of any meeting of  Shareholders need be given to any  Shareholder  who attends in person or by proxy or to any
Shareholder  who,  in  writing  executed  and filed  with the  records  of the meeting, either before or after the holding thereof, waives such notice.

      Section 4. Record  Dates.  The Board of Trustees may fix, in advance,  a record date for the  determination  of Shareholders  entitled to notice of and to vote at any meeting of Shareholders  and  Shareholders  entitled to receive any  dividend  payment  or  allotment  of  rights,  as the case  may be.  Only
Shareholders  of record on such date and entitled to receive such dividends or rights  shall be  entitled  to  notice  of and to vote at such  meeting  or to receive such dividends or rights, as the case may be.

      Section 5. Access to Shareholder  List. The Board of Trustees shall make available a list of the names and  addresses of all  shareholders  as recorded on the books of the Trust,  upon  receipt of the request in writing  signed by not less than ten  Shareholders  holding Shares of the Trust valued at $25,000 or more at current offering price (as defined in the Trust's  Prospectus),  or holding not less than one percent in amount of the entire  number of shares of
the  Trust  issued  and  outstanding;   such  request  must  state  that  such
Shareholders  wish  to  communicate  with  other  Shareholders  with a view to obtaining  signatures  to a request  for a meeting  pursuant  to  Section 2 of
Article II of these By-Laws and accompanied by a form of  communication to the
Shareholders.  The Board of  Trustees  may,  in its  discretion,  satisfy  its obligation  under this Section 5 by either making  available  the  Shareholder
List to such  Shareholders  at the principal  offices of the Trust,  or at the offices of the Trust's transfer  agents,  during regular business hours, or by mailing  a copy of  such  Shareholders'  proposed  communication  and  form of request, at their expense, to all other Shareholders.

      Section  6.  Quorum,   Adjournment  of  Meetings.  Except  as  otherwise
required by the  Declaration of Trust,  1940 Act or other  applicable law, the presence  in person or by proxy of  one-third  of the Shares  entitled to vote shall be a quorum for the transaction of business at a Shareholders'  meeting, provided,  however,  that if any action to be taken by the  Shareholders  of a
Series or Class  requires an  affirmative  vote of a majority,  or more than a majority,  of the Shares  outstanding  and entitled to vote, then with respect to voting on that  particular  issue the presence in person or by proxy of the holders of a majority of the Shares  outstanding  and entitled to vote at such a meeting  shall  constitute  a quorum for the  transaction  of business  with respect to such issue.  If at any meeting of the  Shareholders  there shall be less than a quorum  present,  the  Shareholder  present at such a meeting may, without  further  notice,  adjourn  the same from time to time  until a quorum shall  attend,  but no  business  shall be  transacted  at any such  adjourned meeting  except such as might have been  lawfully  transacted  had the meeting not been adjourned.

      If a quorum  is  present  but  sufficient  votes in favor of one or more proposals  have not been  received,  any of the  persons  named as  proxies or attorneys-in-fact  may propose and  approve  one or more  adjournments  of the meeting  to  permit  further  solicitation  of  proxies  with  respect  to any proposal.  All  such  adjournments  will  require  the  affirmative  vote of a majority  of the shares  present  in person or by proxy at the  session of the meeting to be adjourned.  Prior to any such  adjournment,  any lawful business may be transacted.

      Section 7.  Voting and  Inspectors.  At all  meetings  of  shareholders, every  shareholder  of  record  entitled  to  vote at such  meeting  shall  be entitled to vote at such meeting either in person of by proxy.  Proxies may be given by or on behalf of a  Shareholder  in  writing or by  electronic  means, including by telephone, facsimile or via the Internet.

      All elections of Trustees  shall be had by a plurality of the votes cast and all  questions  shall be decided by a majority of the votes cast,  in each case at a duly  constituted  meeting,  except  as  otherwise  provided  in the
Declaration  of Trust or in these By-Laws or by specific  statutory  provision superseding the restrictions  and limitations  contained in the Declaration of
Trust or in these By-Laws.

      At any election of Trustees,  the Board of Trustees  prior  thereto may, or if they have not so acted,  the  Chairman of the meeting  may, and upon the request of the holders of ten percent (10%) of the Shares  entitled to vote at such  election  shall,  appoint two  inspectors  of  election  who shall first subscribe  an  oath  or  affirmation  to  execute  faithfully  the  duties  of inspectors  at such  election  with strict  impartiality  and according to the best of their ability,  and shall after the election make a certificate of the result of the vote  taken.  No  candidate  for the office of Trustee  shall be appointed such Inspector.

      The  Chairman of the meeting may cause a vote by ballot to be taken upon any  election or matter,  and such vote shall be taken upon the request of the holders of ten percent  (10%) of the Shares  entitled to vote on such election or matter.

      Section 8.  Conduct  of  Shareholder's  Meetings.  The  meetings  of the
Shareholders  shall be presided over by the Chairman of the Board of Trustees, if any, or if he shall not be present,  by the  President,  or if he shall not be present,  by a  Vice-President,  or if neither the Chairman of the Board of
Trustees,  the President nor any  Vice-President is present,  by a chairman to be elected at the meeting.  The Secretary of the Trust, if present,  shall act as  Secretary  of  such  meetings,  or if  he is  not  present,  an  Assistant
Secretary  shall so act, if neither the Secretary  nor an Assistant  Secretary is present, then the meeting shall elect its secretary.

      Section 9.  Concerning  Validity  of  Proxies,  Ballots,  Etc.  At every meeting  of the  Shareholders,  all  proxies  shall be  received  and taken in charge of and all ballots  shall be received and canvassed by the secretary of the meeting,  who shall decide all  questions  touching the  qualification  of voters,  the  validity of the  proxies,  and the  acceptance  or  rejection of votes,  unless inspectors of election shall have been appointed as provided in
Section 7, in which event such  inspectors  of election  shall decide all such questions.

                                  ARTICLE II

                              BOARD OF TRUSTEES

      Section 1. Number and Tenure of Office.  The  business  and  property of the Trust shall be conducted and managed by a Board of Trustees  consisting of the number of initial Trustees,  which number may be increased or decreased as provided  in  Section  2 of  this  Article.  Each  Trustee  shall,  except  as otherwise  provided  herein,  hold office until the meeting of Shareholders of the Trust next  succeeding his election or until his successor is duly elected and qualifies. Trustees need not be Shareholders.

      Section 2. Removal,  Resignation and Retirement.  The Board of Trustees,
by the vote of a majority  of the entire  Board,  may  increase  the number of
Trustees to a number not  exceeding  fifteen,  and may elect  Trustees to fill the vacancies  occurring for any reason,  including  vacancies  created by any such  increase  in the number of  Trustees  until the next  annual  meeting or until their  successors  are duly elected and qualify;  the Board of Trustees, by the vote of a majority  of the entire  Board,  may  likewise  decrease  the number  of  Trustees  to a number  not less than  three but the  tenure of the office of any  Trustee  shall not be  affected  by any such  decrease.  In the event  that  after the  proxy  material  has been  printed  for a  meeting  of
Shareholders  at which Trustees are to be elected and any one or more nominees named in such proxy  material  dies or become  incapacitated,  the  authorized number  of  Trustees  shall be  automatically  reduced  by the  number of such nominees,  unless the Board of Trustees  prior to the meeting shall  otherwise determine.  A Trustee at any time may be removed  either with or without cause by  resolution  duly  adopted by the  affirmative  votes of the holders of the majority  of the  outstanding  Shares of the  Trust,  present  in person or by proxy at any  meeting  of  Shareholders  at  which  such  vote  may be  taken, provided  that a quorum is  present.  Trustee at any time may be  removed  for cause by  resolution  duly  adopted at any  meeting  of the Board of  Trustees provided  that notice  thereof is  contained in the notice of such meeting and that such  resolution  is  adopted  by the vote of at least two  thirds of the
Trustees  whose  removal is not  proposed.  As used herein,  "for cause" shall mean any cause which  under  Massachusetts  law would  permit the removal of a
Trustee of a business trust.

      Any  Trustee  may  resign or retire as  Trustee  by  written  instrument signed by him and  delivered  to the other  Trustees  or to any officer of the
Trust,  and such  resignation  or  retirement  shall  take  effect  upon  such delivery or upon such later date as is specified in such  instrument and shall be  effective  as to  the  Trust  and  each  Series  of the  Trust  hereunder.
Notwithstanding   the  foregoing,   any  and  all  Trustees,   other  than  an
Independent  Trustee  who was a Trustee  (whether or not  Independent)  on the date  of the  adoption  of the  Trust's  Retirement  Plan  for  Non-Interested
Trustees or  Directors,  shall be subject to the  provisions  with  respect to mandatory  retirement  set forth in the  Retirement  Plan,  as the same may be amended from time to time.

      Section 3. Place of Meeting. The Trustees may hold their meetings,  have one or more offices,  and keep the books of the Trust  outside  Massachusetts, at any office or  offices of the Trust or at any other  place as they may from time to time by  resolution  determine,  or, in the case of meetings,  as they may from time to time by  resolution  determine  or as shall be  specified  or fixed in the respective notices or waivers of notice thereof.

      Section 4. Regular  Meetings.  Regular meetings of the Board of Trustees shall be held at such time and on such  notice,  as the Trustees may from time to time  determine.  One such regular  meeting  during each fiscal year of the
Trust shall be designated an annual meeting of the Board of Trustees.

      Section 5. Special  Meetings.  Special meetings of the Board of Trustees may be held  from  time to time  upon  call of the  Chairman  of the  Board of
Trustees,  if any, the  President or two or more of the  Trustees,  by oral or telegraphic  or  written  notice  duly  served  on or sent or  mailed  to each
Trustee not less than one day before such meeting.  No notice need be given to any Trustee who attends in person,  or to any Trustee who in writing  executed and filed with the records of the meeting  either  before or after the holding thereof,  waives such  notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

      Section  6.  Quorum.  One-third  of the  Trustees  then in office  shall constitute a quorum for the  transaction  of business,  provided that a quorum shall  in no case be less  than two  Trustees.  If at any of the  Board  there shall be less than a quorum present (in person or by open  telephone  line, to the extent permitted by the Investment  Company Act of 1940 (the "1940 Act")),
a majority of those  present may adjourn the meeting from time to time until a quorum  shall have been  obtained.  The act of the  majority  of the  Trustees present  at any  meeting  at which  there is a quorum  shall be the act of the
Board,  except as may be otherwise  specifically  provided by statute,  by the
Declaration of Trust or by these By-Laws.

      Section  7.  Executive  Committee.  The Board of  Trustees  may,  by the
affirmative  vote of a majority of the entire  Board,  elect from the Trustees an Executive  Committee to consist of such number of Trustees as the Board may from time to time determine.  The Board of Trustees by such  affirmative  vote shall have power at any time to change the members of such  Committee  and may fill vacancies in the Committee by election from the Trustees.  When the Board of Trustees  is not in session,  the  Executive  Committee  shall have and may exercise  any or all of the powers of the Board of Trustees in the  management of the  business  and affairs of the Trust  (including  the power to authorize the seal of the  Trust to be  affixed  to all  papers  which may  require  it)
except as provided by law or by any  contract or  agreement to which the Trust is a party and except the power to increase  or decrease  the size of, or fill vacancies  on the Board.  The  Executive  Committee,  may fix its own rules of procedure,  and may meet when and as provided  by such rules or by  resolution of the Board of Trustees,  but in every case the presence of a majority  shall be  necessary  to  constitute  a quorum.  In the  absence of any member of the
Executive  Committee,  the members thereof present at any meeting,  whether or not they  constitute  a quorum,  may appoint a member of the Board of Trustees to act in the place of such absent member.

      Section 8. Other Committees.  The Board of Trustees,  by the affirmative vote of a majority of the entire  Board,  may appoint other  committees  which shall in each case  consist of such number of members  (not less than two) and shall have and may  exercise  such  powers as the Board may  determine  in the resolution  appointing  them. A majority of all members of any such  committee may determine its action,  and fix the time and place of its meetings,  unless the Board of Trustees  shall  otherwise  provide.  The Board of Trustees shall have  power  at any  time  to  change  the  members  and  powers  of any  such committee, to fill vacancies, and to discharge any such committee.

      Section 9. Informal  Action by and  Telephone  Meetings of Trustees and
Committees.  Any action  required or  permitted  to be taken at any meeting of the  Board  of  Trustees  or any  committee  thereof  may be taken  without  a meeting,  if a written  consent to such action is signed by all members of the
Board,  or of such  committee,  as the case may be.  Trustees  or members of a committee of the Board of Trustees may  participate in a meeting by means of a conference telephone or similar communications  equipment;  such participation shall,  except as otherwise  required by the 1940 Act, have the same effect as presence in person.

      Section 10.  Compensation  of  Trustees.  Trustees  shall be entitled to receive such  compensation  from the Trust for their services as may from time to time be voted by the Board of Trustees.

      Section 11. Dividends.  Dividends or distribution  payable on the Shares of any Series may,  but need not be,  declared by specific  resolution  of the
Board  as  to  each  dividend  or  distribution;  in  lieu  of  such  specific resolutions,  the Board may, by general  resolution,  determine  the method of computation  thereof, the method of determining the Shareholders of the Series to which they are payable and the methods of determining  whether and to which
Shareholders they are to be paid in cash or in additional Shares.

                                 ARTICLE III

                                   OFFICERS

      Section 1. Executive  Officers.  The executive officers of the Trust may include a Chairman of the Board of  Trustees,  and shall  include a President, one or more  Vice-Presidents (the number thereof to be determined by the Board of  Trustees),  a  Secretary  and a  Treasurer.  The  Chairman of the Board of
Trustees,  if any,  and  the  President  shall  be  selected  from  among  the
Trustees.  The Board of Trustees may also in its discretion  appoint Assistant
Secretaries,  Assistant Treasurers,  and other officers, agents and employees, who  shall  have  authority  and  perform  such  duties  as the  Board  or the
Executive Committee may determine.  The Board of Trustees may fill any vacancy which may occur in any office. Any two offices,  except those of President and
Vice-President,  may be held by the same person, but no officer shall execute, acknowledge  or  verify  any  instrument  in more than one  capacity,  if such instrument  is required by law or these  By-Laws to be executed,  acknowledged or verified by two or more officers.

      Section 2. Term of Office.  The term of office of all officers  shall be until  their  respective  successors  are chosen  and  qualify;  however,  any officer may be removed  from  office at any time with or without  cause by the vote of a majority of the entire Board of Trustees.

            Section 3. Power and Duties.  The officers of the Trust shall have such powers and duties as generally  pertain to their respective  offices,  as well as such  powers and duties as may from time to time be  conferred  by the
Board of Trustees or the Executive Committee.

                                  ARTICLE IV

                                    SHARES

      Section 1. Shares  Certificates.  Each  Shareholder of any Series of the
Trust may be  issued a  certificate  or  certificates  for his  Shares of that
Series,  in  such  form  as the  Board  of  Trustees  may  from  time  to time prescribe,  but only if and to the extent and on the  conditions  described by the Board.

      Section  2.   Transfer  of  Shares.   Shares  of  any  Series  shall  be
transferable  on the books of the Trust by the holder  thereof in person or by his duly  authorized  attorney or legal  representative,  upon  surrender  and cancellation  of  certificates,  if any, for the same number of Shares of that
Series,  duly endorsed or accompanied by proper  instruments of assignment and transfer,  with such proof of the  authenticity  of the signature as the Trust or its agent may reasonably  require; in the case of shares not represented by certificates,  the same or similar requirements may be imposed by the Board of
Trustees.

      Section 3. Share  Ledgers.  The share  ledgers of the Trust,  containing the name and address of the  Shareholders  of each Series of the Trust and the number of shares of that Series,  held by them respectively,  shall be kept at the  principal  offices  of the Trust or, if the Trust  employees  a  transfer agent, at the offices of the transfer agent of the Trust.

      Section  4.  Lost,  Stolen  or  Destroyed  Certificates.  The  Board  of
Trustees may  determine the  conditions  upon which a new  certificate  may be issued in place of a  certificate  which is alleged to have been lost,  stolen or  destroyed;  and  may,  in  their  discretion,  require  the  owner of such certificate or his legal  representative  to give bond, with sufficient surety to the  Trust  and the  transfer  agent,  if any,  to  indemnify  it and  such transfer  agent  against any and all loss or claims  which may arise by reason of the issue of a new  certificate in the place of the one so lost,  stolen or destroyed.

                                  ARTICLE V

                                     SEAL

      The Board of Trustees  shall  provide a suitable  seal of the Trust,  in such form and bearing such inscriptions as it may determine.

                                  ARTICLE VI

                                 FISCAL YEAR

      The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                 ARTICLE VII

                             AMENDMENT OF BY-LAWS

      The By-Laws of the Trust may be altered,  amended,  added to or repealed by the  Shareholders or by majority vote of the entire Board of Trustees,  but any such  alteration,  amendment,  addition or repeal of the By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.